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FORM F-9

Exhibit 5.2

November 3, 2004

TO:	Petro-Canada 28th Floor, Legal Services 150 - 6th Avenue, S.W. Calgary, Alberta T2P 3E3

Registration Statement on Form F-9 and Form F-3

Ladies and Gentlemen:

        We hereby consent to the references to us and to the use of our name in the registration statement on Form F-9 and Form F-3 (the "Registration Statement") and the short-form base shelf prospectus (the "Prospectus") of Petro-Canada included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

FRASER MILNER CASGRAIN LLP

(signed) FRASER MILNER CASGRAIN LLP

30th Floor, Fifth Avenue Place, 237-4th Avenue S.W., Calgary, Alberta, Canada T2P 4X7 Telephone (403) 268-7000 Fax (403) 268-3100 www.fmc-law.com
Montreal Ottawa Toronto Edmonton Calgary Vancouver New York

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  Exhibit 5.2